UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24301 Walden Center Drive
Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On October 22, 2014, WCI Communities, Inc. (the “Company”) issued a press release announcing that it has commenced an offer to exchange up to $50 million in aggregate principal amount of its 6.875% Senior Notes due 2021, and related guarantees, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for an equal aggregate principal amount of its outstanding 6.875% senior notes due 2021, and related guarantees, which were issued in a private placement. The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

The press release does not constitute an offer to sell the Exchange Notes, nor a solicitation for an offer to purchase the Exchange Notes, nor shall there be any offer, solicitation or sale of any Exchange Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien N. Hastings
Vivien N. Hastings
Senior Vice President, Secretary and General Counsel

Date: October 22, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated October 22, 2014.